PRESS RELEASE	SOURCE: First Trust Advisors L.P.

First Trust Advisors L.P. Announces Portfolio Manager Update for First Trust Intermediate Duration Preferred & Income Fund

WHEATON, IL — (BUSINESS WIRE) — October 24, 2022 — First Trust Advisors L.P. ("FTA") announced today that Stonebridge Advisors LLC ("Stonebridge"), investment sub-advisor for FPF (NYSE: FPF) (the "Fund"), will release an update on the market and the Fund for financial professionals and investors. To listen to the update, click on the following link:

FPF Replay 10/26/2022

The update will be available Wednesday, October 26, 2022, at 5:00 P.M. Eastern Time until 5:00

P.M. Eastern Time on Friday, November 25, 2022.

The Fund is a diversified, closed-end management investment company that seeks to provide a high level of current income. The Fund has a secondary objective of capital appreciation. The Fund seeks to achieve its investment objectives by investing in preferred and other income-producing securities. Under normal market conditions, the Fund will invest at least 80% of its Managed Assets in a portfolio of preferred and other income-producing securities issued by U.S. and non-U.S. companies, including traditional preferred securities, hybrid preferred securities that have investment and economic characteristics of both preferred securities and debt securities, floating-rate and fixed-to-floating rate preferred securities, debt securities, convertible securities and contingent convertible securities.

FTA is a federally registered investment advisor and serves as the Fund's investment advisor. FTA and its affiliate First Trust Portfolios L.P. ("FTP"), a FINRA registered broker-dealer, are privately-held companies that provide a variety of investment services. FTA has collective assets under management or supervision of approximately $178 billion as of September 30, 2022 through unit investment trusts, exchange-traded funds, closed-end funds, mutual funds and separate managed accounts. FTA is the supervisor of the First Trust unit investment trusts, while FTP is the sponsor. FTP is also a distributor of mutual fund shares and exchange-traded fund creation units. FTA and FTP are based in Wheaton, Illinois.

Stonebridge, the Fund's investment sub-advisor, is a registered investment advisor specializing in preferred and hybrid securities. Stonebridge was formed in December 2004 by First Trust Portfolios L.P. and Stonebridge Asset Management, LLC. The company had assets under management or supervision of approximately $12.2 billion as of September 30, 2022. These assets come from separate managed accounts, unified managed accounts, unit investment trusts, an open-end mutual fund, actively managed exchange-traded funds, and the Fund.

Principal Risk Factors: Risks are inherent in all investing. Certain risks applicable to the Fund are identified below, which includes the risk that you could lose some or all of your investment in the Fund. The principal risks of investing in the Fund are spelled out in the Fund's annual shareholder reports. The order of the below risk factors does not indicate the significance of any particular risk factor. The Fund also files reports, proxy statements and other information that is available for review.

Past performance is no assurance of future results. Investment return and market value of an investment in the Fund will fluctuate. Shares, when sold, may be worth more or less than their original cost. There can be no assurance that the Fund's investment objectives will be achieved. The Fund may not be appropriate for all investors.

Securities held by a fund, as well as shares of a fund itself, are subject to market fluctuations caused by factors such as general economic conditions, political events, regulatory or market developments, changes in interest rates and perceived trends in securities prices. Shares of a fund could decline in value or underperform other investments as a result of the risk of loss associated with these market fluctuations. In addition, local, regional or global events such as war, acts of terrorism, spread of infectious diseases or other public health issues, recessions, or other events could have a significant negative impact on a fund and its investments. Such events may affect certain geographic regions, countries, sectors and industries more significantly than others. In February 2022, Russia invaded Ukraine which has caused and could continue to cause significant market disruptions and volatility within the markets in Russia, Europe, and the United States. The hostilities and sanctions resulting from those hostilities could have a significant impact on certain fund investments as well as fund performance. The COVID-19 global pandemic and the ensuing policies enacted by governments and central banks have caused and may continue to cause significant volatility and uncertainty in global financial markets. While the U.S. has resumed "reasonably" normal business activity, many countries continue to impose lockdown measures. Additionally, there is no guarantee that vaccines will be effective against emerging variants of the disease.

Preferred/hybrid and debt securities in which the Fund invests are subject to various risks, including credit risk, interest rate risk, and call risk. Credit risk is the risk that an issuer of a security will be unable or unwilling to make dividend, interest and/or principal payments when due and that the value of a security may decline as a result. Credit risk may be heightened for the Fund because it invests in below investment grade securities, which involve greater risks than investment grade securities, including the possibility of dividend or interest deferral, default or bankruptcy. Interest rate risk is the risk that the value of fixed-rate securities in the Fund will decline because of rising market interest rates. Call risk is the risk that performance could be adversely impacted if an issuer calls higher-yielding debt instruments held by the Fund. These securities are also subject to issuer risk, floating rate and fixed-to-floating rate risk, prepayment risk, reinvestment risk, subordination risk and liquidity risk.

The risks associated with trust preferred securities typically include the financial condition of the financial institution that creates the trust, as the trust typically has no business operations other than holding the subordinated debt issued by the financial institution and issuing the trust preferred securities and common stock backed by the subordinated debt

Interest rate risk is the risk that securities will decline in value because of changes in market interest rates. The duration of a security will be expected to change over time with changes in market factors and time to maturity. Although the Fund seeks to maintain a duration, under normal market circumstances, excluding the effects of leverage, of between three and eight years, if the effect of the Fund's use of leverage was included in calculating duration, it could result in a longer duration for the Fund.

Because the Fund is concentrated in the financials sector, it will be more susceptible to adverse economic or regulatory occurrences affecting this sector, such as changes in interest rates, loan concentration and competition.

Investment in non-U.S. securities is subject to the risk of currency fluctuations and to economic and political risks associated with such foreign countries.

Investments in securities of issuers located in emerging market countries are considered speculative and there is a heightened risk of investing in emerging markets securities. Financial and other reporting by companies and government entities also may be less reliable in emerging market countries. Shareholder claims that are available in the U.S., as well as regulatory oversight and authority that is common in the U.S., including for claims based on fraud, may be difficult or impossible for shareholders of securities in emerging market countries or for U.S. authorities to pursue.

To the extent a fund invests in floating or variable rate obligations that use the London Interbank Offered Rate ("LIBOR") as a reference interest rate, it is subject to LIBOR Risk. The United Kingdom's Financial Conduct Authority, which regulates LIBOR has ceased making LIBOR available as a reference rate over a phase-out period that began December 31, 2021. There is no assurance that any alternative reference rate, including the Secured Overnight Financing Rate ("SOFR") will be similar to or produce the same value or economic equivalence as LIBOR or that instruments using an alternative rate will have the same volume or liquidity. The unavailability or replacement of LIBOR may affect the value, liquidity or return on certain fund investments and may result in costs incurred in connection with closing out positions and entering into new trades. Any potential effects of the transition away from LIBOR on the fund or on certain instruments in which the fund invests can be difficult to ascertain, and they may vary depending on a variety of factors, and they could result in losses to the fund.

Contingent Capital Securities provide for mandatory conversion into common stock of the issuer under certain circumstances, which may limit the potential for income and capital appreciation and, under certain circumstances, may result in complete loss of the value of the investment.

Reverse repurchase agreements involve leverage risk, the risk that the purchaser fails to return the securities as agreed upon, files for bankruptcy or becomes insolvent. The Fund may be restricted from taking normal portfolio actions during such time, could be subject to loss to the extent that the proceeds of the agreement are less than the value of securities subject to the agreement and may experience adverse tax consequences.

Use of leverage can result in additional risk and cost, and can magnify the effect of any losses.

The risks of investing in the Fund are spelled out in the shareholder reports and other regulatory filings.

The information presented is not intended to constitute an investment recommendation for, or advice to, any specific person. By providing this information, First Trust is not undertaking to give advice in any fiduciary capacity within the meaning of ERISA, the Internal Revenue Code or any other regulatory framework. Financial professionals are responsible for evaluating investment risks independently and for exercising independent judgment in determining whether investments are appropriate for their clients.

The Fund’s daily closing New York Stock Exchange price and net asset value per share as well as other information can be found at www.ftportfolios.com or by calling 1-800-988-5891.

CONTACT: JEFF MARGOLIN — (630) 915-6784

____________________________

Source: First Trust Advisors L.P.